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                                                                    EXHIBIT 16.1


March 29, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the first four (4) paragraphs of Item 4 included in the Form 8-K dated March 26, 2002 of Lexicon Genetics Incorporated to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP


Copy to: Ms. Julia P. Gregory, Chief Financial Officer, Lexicon Genetics Incorporated